EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167170 on Form S-8 and Registration Statement No. 333-283982 on Form S-3 of our reports dated February 21, 2025, relating to the financial statements of The Wendy’s Company and the effectiveness of The Wendy’s Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 29, 2024.

/s/ Deloitte & Touche LLP
Columbus, Ohio
February 21, 2025